Exhibit 99.1

Source: RELM Wireless Corporation

Press Release

RELM Reports Third Quarter Earnings

WEST MELBOURNE, FL, October 28, 2004 - RELM Wireless Corporation (OTC Bulletin Board: RELM - News) today announced its operating results for the third quarter ended September 30, 2004.

RELM’s sales for the third quarter ended September 30, 2004 were approximately $5.2 million, compared to $5.0 million for the same quarter last year. Third quarter net income increased approximately $0.2 million to $0.5 million, or $0.04 per diluted share, up from net income of $0.3 million, or ($0.03) per diluted share for the same quarter last year.

RELM sales for the year-to-date ended September 30, 2004 increased approximately $1.3 million (9.2 percent) to $15.1 million, compared to $13.8 million for the same period last year. Net income for the year-to-date ended September 30, 2004 increased approximately $1.2 million to $1.2 million, or $0.11 per diluted share, up from net income of $36,000, or ($0.00) per diluted share, for the same period last year.

Continuing recent trends, sales of new products improved for the quarter and year-to-date compared to the same periods last year and the preceding quarter. This included sales of the Company’s flagship RELM BK Radio digital portable unit, featuring technology compliant with the standard for government and public safety two-way radios known as APCO Project 25. The Project 25 standard represents a growing market opportunity that is currently addressed by relatively few companies. Another contributor was the RELM-Series analog products, which target commercial and industrial enterprises. As previously announced, the RELM line was recently expanded to include a complete new line of mobile radios to complement its line of portable radios introduced just last year. Sales of existing analog products decreased during the same period as users migrated to newer, more feature-rich products, in many cases with Project 25-compliant digital technology.

Gross profit margins for the third quarter increased to 46.8 percent from 39.8 percent for the same period last year, while year-to-date gross margins increased to 45.4 percent from 35.0 percent for the same period last year. The Company’s manufacturing strategy has helped improve production efficiencies and reduce material and production costs. In addition, the Company’s new products incorporate recent, more cost-efficient product designs and comprise an increasing share of total sales.

Selling, general and administrative (“SG&A”) expenses for the third quarter totaled approximately $1.8 million (35.6 percent of sales) compared to approximately $1.6 million (31.9 percent of sales) for the same period last year. Year-to-date SG&A expenses totaled approximately $5.4 million (35.8 percent of sales) compared to approximately $4.5 million (32.6 percent of sales) for the same period last year.

Additional SG&A expenses were attributed primarily to increases in product development and new marketing and selling initiatives. It is anticipated that the expansion of the Company’s product development capabilities will expedite the completion and introduction of new products, including additional APCO Project-25 digital products. Additional sales and marketing programs are designed to drive sales growth, particularly from opportunities for digital Project 25-compliant products with government and public safety agencies such as the Department of Homeland Security, among others.

- MORE-

RELM President and Chief Executive Officer Dave Storey commented, “We are pleased with our trend of improved financial results, and are continuing to enhance our position in the market with new products and capabilities, some of which have already been introduced. Other new products will be ready in coming months as a result of expanded product development. The market acceptance of our solutions, particularly the flagship digital DPH product, has been encouraging and continues to gain momentum. By broadening our offerings and emphasizing a superior value, we are looking forward to capitalizing on the increasing market for two-way communications equipment.”

For more than 55 years, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery. Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM and Uniden PRC brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at htt:// www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: substantial losses incurred by the Company prior to 2003; reliance on overseas manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

RELM WIRELESS CORPORATION

Condensed Consolidated Statements of Income

(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	(Unaudited)		(Unaudited)
	9/30/2004	9/30/2003	9/30/2004	9/30/2003

Sales	5,186	5,000	15,104	13,827

Costs & Expenses:
Cost Of Sales	2,758	3,009	8,242	8,994
SG&A	1,847	1,593	5,412	4,505
Total Costs & Exp	4,605	4,602	13,654	13,499

Operating Income	581	398	1,450	328

Other Income (Expense):
Interest Expense	(77)	(115)	(222)	(338)
Other Income (Expense)	(2)	8	14	46

Net Income	$502	$291	$1,242	$36

Earnings per share - basic	$0.04	$0.03	$0.11	$0.00

Earnings per share - diluted	$0.04	$0.03	$0.11	$0.00

Weighted Average Common Shares Outstanding, Basic	12,864	8,704	11,115	8,607
Weighted Average Common Shares Outstanding, Diluted	13,362	8,892	11,769	8,795

RELM WIRELESS CORPORATION

Condensed Consolidated Balance Sheets

(In Thousands Except Share Data) (Unaudited)

	September 30 2004	December 31 2003

ASSETS
Current Assets:
Cash & Cash Eqivalents	$5,232	$1,293
Trade Accounts Receivable, Net	3,354	2,880
Inventories, Net	4,930	5,698
Prepaid Expenses & Other Current Assets	250	374
Total Current Assets	13,766	10,245

Property, Plant and Equipment, Net	1,324	1,468
Debt Issuance Costs, Net	43	171
Other Assets	294	345

Total Assets	$15,427	$12,229

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$2,950	$3,150
Accounts payable	738	891
Accrued compensation and related taxes	513	547
Accrued warranty expense	104	82
Accrued other expenses and other current liabilities	323	302
Total Current Liabilities	4,628	4,972

Long-Term Debt	—	1,272

Commitments and Contingencies	—	—

Stockholders' Equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	—	—
Common stock; $0.60 par value; 20,000,000 authorized
shares, 12,865,496 and 9,073,085 issued and
outstanding shares at September 30, 2004 and
December 31, 2003, respectively.	7,719	5,443
Additional paid-in capital	22,778	21,482
Deficit	(19,698)	(20,940)
Total Stockholders' Equity	10,799	5,985

Total Liabilities and Stockholders' Equity	$15,427	$12,229

Source: RELM Wireless Corporation